Exhibit 10.1

ev3 Inc.

SECOND AMENDED AND RESTATED
2005 INCENTIVE STOCK PLAN

(March 30, 2007)

6.	ELIGIBILITY		9

7.	OPTIONS		9
	7.1.	Committee Action	9
	7.2.	$100,000 Limit	9
	7.3.	Option Price	10
	7.4.	Payment	10
	7.5.	Exercise	11

8.	STOCK APPRECIATION RIGHTS		12
	8.1.	Committee Action	12
	8.2.	Terms and Conditions	12
	8.3.	Exercise	14

9.	STOCK GRANTS		14
	9.1.	Committee Action	14
	9.2.	Conditions	14
	9.3.	Dividends, Voting Rights and Creditor Status	16
	9.4.	Satisfaction of Forfeiture Conditions	18
	9.5.	Performance Based Awards	18

10.	NON-TRANSFERABILITY		23
	10.1.	General Rule	23
	10.2.	Transfers to Family Members	23

11.	SECURITIES REGISTRATION		23

12.	LIFE OF PLAN		24

13.	ADJUSTMENT		25
	13.1.	Capital Structure	25
	13.2.	Available Shares	25
	13.3.	Transactions Described in § 424 of the Code	26
	13.4.	Fractional Shares	27

14.	CHANGE IN CONTROL		27

15.	AMENDMENT OR TERMINATION		28

16.	MISCELLANEOUS		28
	16.1.	Shareholder Rights	28
	16.2.	No Contract of Employment	29
	16.3.	Withholding	29
	16.4.	Construction	29
	16.5.	Other Conditions	30
	16.6.	Rule 16b-3	30
	16.7.	Coordination with Employment Agreements and Other Agreements	30

ii

1.    BACKGROUND AND PURPOSE

The purpose of this Plan is to promote the interest of the Company by authorizing the Committee to grant Options and Stock Appreciation Rights and to make Stock Grants and Stock Unit Grants to Eligible Employees and Directors or consultants in order (1) to attract and retain Eligible Employees, Directors or consultants, (2) to provide an additional incentive to each Eligible Employee, Director or consultant to work to increase the value of Stock and (3) to provide each Eligible Employee, Director or consultant with a stake in the future of the Company which corresponds to the stake of each of the Company’s shareholders.

2.    DEFINITIONS

2.1.          Affiliate.  Affiliate means any organization (other than a Subsidiary) that would be treated as under common control with the Company under § 414(c) of the Code if “50 percent” were substituted for “80 percent” in the income tax regulations under § 414(c) of the Code.

2.2.          Board.  Board means the Board of Directors of the Company.

2.3.          Change Effective Date.  Change Effective Date means either the date which includes the “closing” of the transaction which makes a Change in Control effective if the Change in Control is made effective through a transaction which has a “closing” or the date a Change in Control is reported in accordance with applicable law as effective to the Securities and Exchange Commission if the Change in Control is made effective other than through a transaction which has a “closing”.

2.4.          Change in Control.  Change in Control means a change in control of the Company occurring after the effective date of this Plan of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the 1934 Act, whether or not the Company is then subject to such reporting requirement; provided, however, that, without limitation, a Change in Control shall include:  (i) the acquisition (other than from the Company) after the date hereof by any person, entity or “group” within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act (excluding, for this purpose, the Company or its subsidiaries, any employee benefit plan of the Company or its subsidiaries which acquires beneficial ownership of voting securities of the Company, any qualified institutional investor who meets the requirements of Rule 13d-1(b)(1) promulgated under the 1934 Act, Warburg Pincus LLC and its affiliates, and The Vertical Group, L.P. and its affiliates) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 20% or more of either the then-outstanding shares of common stock or the combined voting power of the Company’s then-outstanding capital stock entitled to vote generally in the election of directors; (ii) individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) ceasing for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or (iii) approval by the stockholders of the Company of (A) a reorganization, merger, or consolidation, in each case, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger, or consolidation do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged, consolidated or other surviving corporation’s then-outstanding voting securities, (B) a liquidation or dissolution of the Company, or (C) the sale of all or substantially all of the assets of the Company.

2.5.          Code.  Code means the Internal Revenue Code of 1986, as amended.

2.6.          Committee.  Committee means a committee of the Board which shall have at least 2 members, each of whom shall be appointed by and shall serve at the pleasure of the Board and, if at any time the Company desires to exempt issuances within the meaning of Section 162(m) of the Code, each of whom shall be an “outside director” within the meaning of Section 162(m)(4)(C) of the Code.

2.7.          Company.  Company means ev3 Inc. and any successor to ev3 Inc.

2.8.          Director.  Director means any member of the Board who is not an employee of the Company or a Parent or Subsidiary or affiliate (as such term is defined in Rule 405 of the 1933 Act) of the Company.

2.9.          Eligible Employee.  Eligible Employee means an employee of the Company or any Subsidiary or Parent or Affiliate to whom the Committee decides for reasons sufficient to the Committee to make a grant under this Plan.

2.10.        Fair Market Value.  Fair Market Value means either (a) the closing price on any date for a share of Stock as reported by The Wall Street Journal or, if The Wall Street Journal no longer reports such closing price, such closing price as reported by a newspaper or trade journal selected by the Committee or, if no such closing price is available on such date, (b) such closing price as so reported in accordance with § 2.10(a) for the immediately preceding business day, or, if no newspaper or trade journal reports such closing price or if no such price quotation is available, (c) the price which the Committee acting in good faith determines through any reasonable valuation method that a share of Stock might change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts.

2.11.        ISO.  ISO means an option granted under this Plan to purchase Stock which is intended to satisfy the requirements of § 422 of the Code.

2.12.        1933 Act.  1933 Act means the Securities Act of 1933, as amended.

2.13.        1934 Act.  1934 Act means the Securities Exchange Act of 1934, as amended.

2.14.        Non-ISO.  Non-ISO means an option granted under this Plan to purchase Stock which is intended to fail to satisfy the requirements of § 422 of the Code.

2.15.        Option.  Option means an ISO or a Non-ISO which is granted under § 7.

2.16.        Option Certificate.  Option Certificate means the certificate (whether in electronic or written form) which sets forth the terms and conditions of an Option granted under this Plan.

2.17.        Option Price.  Option Price means the price which shall be paid to purchase one share of Stock upon the exercise of an Option granted under this Plan.

2.18.        Parent.  Parent means any corporation which is a parent corporation (within the meaning of § 424(e) of the Code) of the Company.

2.19.        Plan.  Plan means this ev3 Inc. Amended and Restated 2005 Incentive Stock Plan as effective as of the date approved by the shareholders of the Company as amended from time to time thereafter and any Subsidiary plans under § 5.2.

2.20.        Rule 16b-3.  Rule 16b-3 means the exemption under Rule 16b-3 to Section 16(b) of the 1934 Act or any successor to such rule.

2.21.        SAR Value.  SAR Value means the value assigned by the Committee to a share of Stock in connection with the grant of a Stock Appreciation Right under § 8.

2.22.        Stock.  Stock means the common stock of the Company.

2.23.        Stock Appreciation Right.  Stock Appreciation Right means a right which is granted under § 8 to receive the appreciation in a share of Stock.

2.24.        Stock Appreciation Right Certificate.  Stock Appreciation Right Certificate means the certificate (whether in electronic or written form) which sets forth the terms and conditions of a Stock Appreciation Right which is not granted as part of an Option.

2.25.        Stock Grant.  Stock Grant means a grant under § 9 which is designed to result in the issuance of the number of shares of Stock described in such grant rather than a payment in cash based on the Fair Market Value of such shares of Stock.

2.26.        Stock Grant Certificate.  Stock Grant Certificate means the certificate (whether in electronic or written form) which sets forth the terms and conditions of a Stock Grant or a Stock Unit Grant.

2.27.        Stock Unit Grant.  Stock Unit Grant means a grant under § 9 which is designed to result in the payment of cash based on the Fair Market Value of the number of shares of Stock described in such grant rather than the issuance of the number of shares of Stock described in such grant.

2.28.        Subsidiary.  Subsidiary means a corporation which is a subsidiary corporation (within the meaning of § 424(f) of the Code) of the Company.

2.29.        Ten Percent Shareholder.  Ten Percent Shareholder means a person who owns (after taking into account the attribution rules of § 424(d) of the Code) more than ten percent of the total combined voting power of all classes of stock of either the Company, a Subsidiary or Parent.

3.             SHARES AND GRANT LIMITS

3.1.          Shares Reserved.  Subject to adjustment as provided in § 13 of the Plan, the maximum number of shares of Stock that will be available for issuance under the Plan will be the sum of:

(a)           8,000,000;

(b)           The number of shares issued or Incentive Awards granted under the Plan in connection with the settlement, assumption or substitution of outstanding awards or obligations to grant future awards as a condition of the Company and/or any Subsidiar(ies) acquiring, merging or consolidating with another entity; and

(c)           The number of shares that are unallocated and available for grant under a stock plan assumed by the Company or any Subsidiary(ies) in connection with the merger, consolidation, or acquisition of another entity by the Company and/or any of its Subsidiaries, based on the applicable exchange ratio and other transaction terms, but only to the extent that such shares may be utilized by the Company or its Subsidiaries following the transaction pursuant to the rules and regulations of the Nasdaq Stock Market (or other applicable market or exchange on which the Company’s Common Stock may be quoted or traded);

provided, however that no more than 2,000,000 shares of Stock may be issued in connection with the exercise of ISOs.

3.2.          Source of Shares.  The shares of Stock described in § 3.1 shall be reserved to the extent that the Company deems appropriate from authorized but unissued shares of Stock and from shares of Stock which have been reacquired by the Company.  All shares of Stock described in § 3.1 shall remain available for issuance under this Plan until issued pursuant to the exercise of an Option or a Stock Appreciation Right or issued pursuant to a Stock Grant, and any such shares of stock which are issued pursuant to an Option, a Stock Appreciation Right or a Stock Grant which are forfeited thereafter shall again become available for issuance under this Plan.

3.3.          Use of Proceeds.  The proceeds which the Company receives from the sale of any shares of Stock under this Plan shall be used for general corporate purposes and shall be added to the general funds of the Company.

3.4.          Grant Limits.  No Eligible Employee, Director or consultant in any calendar year shall be granted an Option to purchase (subject to § 13) more than 300,000 shares of Stock or a Stock Appreciation Right based on the appreciation with respect to (subject to § 13) more than 300,000 shares of Stock, and no Stock Grant or Stock Unit Grant shall be made to any Eligible Employee, Director or consultant in any calendar year where the Fair Market Value of the Stock subject to such grant on the date of the grant exceeds $10,000,000.

4.    EFFECTIVE DATE

The effective date of this Plan shall be the date the shareholders of the Company (acting at a duly called meeting of such shareholders) approve the adoption of this Plan as amended and restated.

5.    COMMITTEE

5.1.          This Plan shall be administered by the Committee.  The Committee acting in its absolute discretion shall exercise such powers and take such action as expressly called for under this Plan and, further, the Committee shall have the power to interpret this Plan and (subject to

§ 14 and § 15 and Rule 16b-3) to take such other action in the administration and operation of this Plan as the Committee deems equitable under the circumstances, which action shall be binding on the Company, on each affected Eligible Employee, Director or consultant and on each other person directly or indirectly affected by such action.  Furthermore, the Committee as a condition to making any grant under this Plan to any Eligible Employee, Director or consultant shall have the right to require him or her to execute an agreement which makes the Eligible Employee, Director or consultant subject to non-competition provisions and other restrictive covenants which run in favor of the Company.

5.2.          In addition to the authority of the Committee under § 5 and notwithstanding any other provision of the Plan, the Committee may, in its sole discretion, amend the terms of the Plan or Incentive Awards with respect to Participants resident outside of the United States or employed by a non-U.S. Subsidiary in order to comply with local legal requirements, to otherwise protect the Company’s or Subsidiary’s interests, or to meet objectives of the Plan, and may, where appropriate, establish one or more sub-plans (including the adoption of any required rules and regulations) for the purposes of qualifying for preferred tax treatment under foreign tax laws.  The Committee shall have no authority, however, to take action pursuant to this § 5.2: (i) to reserve shares or grant Incentive Awards in excess of the limitations provided in the Plan; (ii) to effect any re-pricing in violation of § 7.1; (iii) to grant Options having an exercise price less than 100% of the Fair Market Value of one share of Common Stock on the date of grant in violation of the Plan; or (iv) for which stockholder approval would then be required pursuant to § 15.

6.    ELIGIBILITY

Only Eligible Employees who are employed by the Company or a Subsidiary or Parent shall be eligible for the grant of ISOs under this Plan.  All Eligible Employees, Directors and consultants shall be eligible for the grant of Non-ISOs and Stock Appreciation Rights and for Stock Grants and Stock Unit Grants under this Plan.

7.    OPTIONS

7.1.          Committee Action.  The Committee acting in its absolute discretion shall have the right to grant Options to Eligible Employees, Directors and consultants under this Plan from time to time to purchase shares of Stock, but the Committee shall not (subject to § 13) take any action, whether through amendment, cancellation, replacement grants, or any other means, to reduce the Option Price of any outstanding Options absent the approval of the Company’s shareholders.  Each grant of an Option to an Eligible Employee, Director or consultant shall be evidenced by an Option Certificate, and each Option Certificate shall set forth whether the Option is an ISO or a Non-ISO and shall set forth such other terms and conditions of such grant as the Committee acting in its absolute discretion deems consistent with the terms of this Plan; however, (a) if the Committee grants an ISO and a Non-ISO to an Eligible Employee on the same date, the right of the Eligible Employee to exercise the ISO shall not be conditioned on his or her failure to exercise the Non-ISO and (b) if the only condition to exercise of the Option is the completion of a period of service, such period of service shall be no less than the one (1) year period which starts on the date as of which the Option is granted unless the Committee determines that a shorter period of service (or no period of service) better serves the Company’s interest.

7.2.          $100,000 Limit.  No Option shall be treated as an ISO to the extent that the aggregate Fair Market Value of the Stock subject to the Option which would first become exercisable in any calendar year exceeds $100,000.  Any such excess shall instead automatically be treated as a Non-ISO.  The Committee shall interpret and administer the ISO limitation set forth in this § 7.2 in accordance with § 422(d) of the Code, and the Committee shall treat this § 7.2 as in effect only for those periods for which § 422(d) of the Code is in effect.

7.3.          Option Price.  The Option Price for each share of Stock subject to an Option shall be no less than the Fair Market Value of a share of Stock on the date the Option is granted; provided, however, if the Option is an ISO granted to an Eligible Employee who is a Ten Percent Shareholder, the Option Price for each share of Stock subject to such ISO shall be no less than 110% of the Fair Market Value of a share of Stock on the date such ISO is granted.

7.4.          Payment.

(a)           The Option Price shall be payable in full upon the exercise of any Option and, at the discretion of the Committee, an Option Certificate can provide for the payment of the Option Price either in cash (including check, bank draft or money order); provided, however, that the Committee, in its sole discretion, may allow such payments to be made, in whole or in part, by (i) by tender, or attestation as to ownership, of Shares that are already owned by the Eligible Employee that are acceptable to the Committee (“Previously Acquired Shares”); (ii) by a “net exercise” of the Option (as further described in paragraph (b), below); (iii) through cashless exercise procedure which is effected by an unrelated broker through a sale of Stock in the open market;  or  (iv) by a combination of such methods.

(b)           In the case of a “net exercise” of an Option, the Company will not require a payment of the exercise price of the Option from the Eligible Employee but will reduce the number of shares of Common Stock issued upon the exercise by the largest number of whole shares that has a Fair Market Value that does not exceed the aggregate exercise price for the shares exercised under this method. Shares of Common Stock will no longer be outstanding under an Option (and will therefore not thereafter be exercisable) following the exercise of such Option to the extent of (i) shares used to pay the exercise price of an Option under the “net exercise,” (ii) shares actually delivered to the Participant as a result of such exercise and (iii) any shares withheld for purposes of tax withholding.

(c)           Previously Acquired Shares tendered or covered by an attestation as payment of an Option exercise price will be valued at their Fair Market Value on the exercise date.

7.5.          Exercise.

(a)           Exercise Period.  Each Option granted under this Plan shall be exercisable in whole or in part at such time or times as set forth in the related Option Certificate, but no Option Certificate shall make an Option exercisable on or after the earlier of

(1)           the date which is the fifth anniversary of the date the Option is granted, if the Option is an ISO and the Eligible Employee is a Ten Percent Shareholder on the date the Option is granted, or

(2)           the date which is the tenth anniversary of the date the Option is granted, if the Option is (a) a Non-ISO or (b) an ISO which is granted to an Eligible Employee who is not a Ten Percent Shareholder on the date the Option is granted.

(b)           Termination of Status as Eligible Employee or Director.  Subject to § 7.5(a), an Option Certificate may provide for the exercise of an Option after an Eligible Employee’s, Director’s or consultant’s status as such has terminated for any reason whatsoever, including death or disability.

8.    STOCK APPRECIATION RIGHTS

8.1.          Committee Action.  The Committee acting in its absolute discretion shall have the right to grant Stock Appreciation Rights to Eligible Employees, Directors and consultants under this Plan from time to time, and each Stock Appreciation Right grant shall be evidenced by a Stock Appreciation Right Certificate or, if such Stock Appreciation Right is granted as part of an Option, shall be evidenced by the Option Certificate for the related Option.

8.2.          Terms and Conditions.

(a)           Stock Appreciation Right Certificate.  If a Stock Appreciation Right is granted independent of an Option, such Stock Appreciation Right shall be evidenced by a Stock Appreciation Right Certificate, and such certificate shall set forth the number of shares of Stock on which the Eligible Employee’s, Director’s or consultant’s right to appreciation shall be based and the SAR Value of each share of Stock.  Such SAR Value shall be no less than the Fair Market Value of a share of Stock on the date that the Stock Appreciation Right is granted.  The Stock Appreciation Right Certificate shall set forth such other terms and conditions for the exercise of the Stock Appreciation Right as the Committee deems appropriate under the circumstances, but no Stock Appreciation Right Certificate shall make a Stock Appreciation Right exercisable on or after the date which is the tenth anniversary of the date such Stock Appreciation Right is granted.

(b)           Option Certificate.  If a Stock Appreciation Right is granted together with an Option, such Stock Appreciation Right shall be evidenced by an Option Certificate, the number of shares of Stock on which the Eligible Employee’s, Director’s or consultant’s right to appreciation shall be based shall be the same as the number of shares of Stock subject to the related Option, and the SAR Value for each such share of Stock shall be no less than the Option Price under the related Option.  Each such Option Certificate shall provide that the exercise of the Stock Appreciation Right with respect to any share of Stock shall cancel the Eligible Employee’s, Director’s or consultant’s right to exercise his or her Option with respect to such share and, conversely, that the exercise of the Option with respect to any share of Stock shall cancel the Eligible Employee’s, Director’s or consultant’s right to exercise his or her Stock Appreciation Right with respect to such share.  A Stock Appreciation Right which is granted as part of an Option shall be exercisable only while the related Option is exercisable.  The Option Certificate shall set forth such other terms and conditions for the exercise of the Stock Appreciation Right as the Committee deems appropriate under the circumstances.

(c)           Minimum Period of Service.  If the only condition to exercise of a Stock Appreciation Right is the completion of a period of service, such period of service shall be no less than the one (1) year period which starts on the date as of which the Stock Appreciation Right is granted unless the Committee determines that a shorter period of service (or no period of service) better serves the Company’s interest.

8.3.          Exercise.  A Stock Appreciation Right shall be exercisable only when the Fair Market Value of a share of Stock on which the right to appreciation is based exceeds the SAR Value for such share, and the payment due on exercise shall be based on such excess with respect to the number of shares of Stock to which the exercise relates.  An Eligible Employee, Director or consultant upon the exercise of his or her Stock Appreciation Right shall receive a payment from the Company in cash or in Stock issued under this Plan, or in a combination of cash and Stock, and the number of shares of Stock issued shall be based on the Fair Market Value of a share of Stock on the date the Stock Appreciation Right is exercised.  The Committee acting in its absolute discretion shall have the right to determine the form and time of any payment under this § 8.3.

9.             STOCK GRANTS

9.1.          Committee Action.  The Committee acting in its absolute discretion shall have the right to make Stock Grants and Stock Unit Grants to Eligible Employees, Directors or consultants.  Each Stock Grant and each Stock Unit Grant shall be evidenced by a Stock Grant Certificate, and each Stock Grant Certificate shall set forth the conditions, if any, under which Stock will be issued under the Stock Grant or cash will be paid under the Stock Unit Grant and the conditions under which the Eligible Employee’s, Director’s or consultant’s interest in any Stock which has been issued will become non-forfeitable.

9.2.          Conditions.

(a)           Conditions to Issuance of Stock.  The Committee acting in its absolute discretion may make the issuance of Stock under a Stock Grant subject to the satisfaction of one, or more than one, condition which the Committee deems appropriate under the circumstances for Eligible Employees, Directors or consultants generally or for an Eligible Employee, a Director or a consultant in particular, and the related Stock Grant Certificate shall set forth each such condition and the deadline for satisfying each such condition.  Stock subject to a Stock Grant shall be issued in the name of an Eligible Employee, Director or consultant only after each such condition, if any, has been timely satisfied, and any Stock which is so issued shall be held by the Company pending the satisfaction of the forfeiture conditions, if any, under § 9.2(b) for the related Stock Grant.

(b)           Conditions on Forfeiture of Stock or Cash Payment.  The Committee acting in its absolute discretion may make any cash payment due under a Stock Unit Grant or Stock issued in the name of an Eligible Employee, Director or consultant under a Stock Grant non-forfeitable subject to the satisfaction of one, or more than one, objective employment, performance or other condition that the Committee acting in its absolute discretion deems appropriate under the circumstances for Eligible Employees, Directors or consultants generally or for an Eligible Employee, a Director or a consultant in particular, and the related Stock Grant Certificate shall set forth each such  condition, if any, and the deadline, if any, for satisfying each such condition.  An Eligible Employee’s, Director’s or consultant’s non-forfeitable interest in the shares of Stock underlying a Stock Grant or the cash payable under a Stock Unit Grant shall depend on the extent to which he or she timely satisfies each such condition.  If a share of Stock is issued under this § 9.2(b) before an Eligible Employee’s, Director’s or consultant’s interest in such share of Stock is non-forfeitable, (1) such share of Stock shall not be available for re-issuance under § 3 until such time, if any, as such share of Stock thereafter is forfeited as a result of a failure to timely satisfy a forfeiture condition and (2) the Company shall have the right to condition any such issuance on the Eligible Employee, Director or consultant first signing an irrevocable stock power in favor of the Company with respect to the forfeitable shares of Stock issued to such Eligible Employee, Director or consultant in order for the Company to effect any forfeiture called for under the related Stock Grant Certificate.

(c)           Minimum Period of Service.  If the only condition to the forfeiture of a Stock Grant or a Stock Unit Grant is the completion of a period of service, such period of service shall be no less than the three (3) year period which starts on the date as of which the Stock Grant or Stock Unit Grant is made unless the Committee determines that a shorter period of service (or no period of service) better serves the Company’s interest.

9.3.          Dividends, Voting Rights and Creditor Status.

(a)           Cash Dividends.  Except as otherwise set forth in a Stock Grant Certificate, if a dividend is paid in cash on a share of Stock after such

Stock has been issued under a Stock Grant but before the first date that an Eligible Employee’s, Director’s or consultant’s interest in such Stock (1) is forfeited completely or (2) becomes completely non-forfeitable, the Company shall pay such cash dividend directly to such Eligible Employee, Director or consultant.

(b)           Stock Dividends.  If a dividend is paid on a share of Stock in Stock after such Stock has been issued under a Stock Grant but before the first date that an Eligible Employee’s, Director’s or consultant’s interest in such Stock (1) is forfeited completely or (2) becomes completely non-forfeitable, the Company shall hold such dividend Stock subject to the same conditions under § 9.2(b) as the related Stock Grant.

(c)           Other.  If a dividend (other than a dividend described in § 9.3(a) or § 9.3(b)) is paid with respect to a share of Stock after such Stock has been issued under a Stock Grant but before the first date that an Eligible Employee’s, Director’s or consultant’s interest in such Stock (1) is forfeited completely or (2) becomes completely non-forfeitable, the Company shall hold such dividend in accordance with such rules as the Committee shall adopt with respect to each such dividend.

(d)           Voting.  Except as otherwise set forth in a Stock Grant Certificate, an Eligible Employee, Director or consultant shall have the right to vote the Stock issued under his or her Stock Grant during the period which comes after such Stock has been issued under a Stock Grant but before the first date that an Eligible Employee’s, Director’s or consultant’s interest in such Stock (1) is forfeited completely or (2) becomes completely non-forfeitable.

(e)                                  General Creditor Status.  Each Eligible Employee and each Director and each consultant to whom a Stock Unit grant is made shall be no more than a general and unsecured creditor of the Company with respect to any cash payable under such Stock Unit Grant.

9.4.          Satisfaction of Forfeiture Conditions.  A share of Stock shall cease to be subject to a Stock Grant at such time as an Eligible Employee’s, Director’s or consultant’s interest in such Stock becomes non-forfeitable under this Plan, and the certificate or other evidence of ownership representing such share shall be transferred to the Eligible Employee, Director or consultant as soon as practicable thereafter.

9.5.          Performance Based Awards.

(a)                                  General.  The Committee shall have the sole and absolute authority to make Stock Grants and Stock Unit Grants to Eligible Employees subject to at least one condition related to one, or more than one, performance goal based on the performance goals described in § 9.5(b).  A performance goal may be set in any manner determined by the Committee, including looking to achievement on an absolute basis or by relative comparison to peer groups or indexes.  A performance goal may be described in terms of Company, subsidiary, major business segment, division or departmental performance.

(b)                                 Performance Goals.  A performance goal is one or more objectively determinable measures related to (1) the Company’s return over capital costs or increases in return over capital costs, (2) the Company’s total earnings or the growth in such earnings, (3) the Company’s consolidated earnings or the growth in such earnings, (4) the Company’s earnings per share or the growth in such earnings, (5) the Company’s net earnings or the growth in such earnings, (6) the Company’s earnings before interest expense, taxes, depreciation, amortization and other non-cash items or the growth in such earnings, (7) the Company’s earnings before interest and taxes or the growth in such earnings, (8) the Company’s consolidated net income or the growth in such income, (9) the value of the Company’s common stock or the growth in such value, (10) the Company’s stock price or the growth in such price, (11) the Company’s return on assets or the growth on such return, (12) the Company’s cash flow or the growth in such cash flow, (13) the Company’s total shareholder return or the growth in such return, (14) the Company’s expenses or the reduction of such expenses, (15) the Company’s sales growth, (16) the Company’s overhead ratios or changes in such ratios, (17) the Company’s expense-to-sales ratios or the changes in such ratios, or (18) the Company’s economic value added or changes in such value added.

(c)                                  Adjustments.  Subject to Section 9.5(d), when the Committee determines whether a performance goal has been satisfied for any period, the Committee may exclude any or all “extraordinary items” as determined under U.S. generally accepted accounting principles and any other unusual or non-recurring items, including, without limitation, the charges or costs associated with restructurings of the Company, discontinued operations, and the cumulative effects of accounting changes.  The Committee may also adjust any performance goal for a period as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine.

(d)                                 Covered Employee Awards.  Notwithstanding any other provisions of this Plan to the contrary, the following provisions shall control with respect to any performance-based Stock Grant or Stock Unit Grant that is made to an Eligible Employee who is a “covered employee” within the meaning of Section 162(m)(4)(C)(ii) of the Code:

(1)                                  The Committee shall establish the related performance goal(s) for each year not later than the latest date permissible under Section 162(m) of the Code, provided that the outcome is substantially uncertain at the time the Committee actually establishes the performance goals.

(2)                                  The Committee shall determine and certify in writing prior to payment of a performance-based Stock Grant or Stock Unit Grant whether and to what extent the selected performance goal(s) has (have) been satisfied.

(3)                                  Notwithstanding the foregoing, the Committee, in its sole discretion, may reduce a performance-based Stock Grant or Stock Unit Grant otherwise determined under the Plan.

(4)                                  In the event of (a) any merger, consolidation, reorganization, recapitalization, liquidation, reclassification, stock dividend, stock split, reverse stock split, combination of shares, rights offering, extraordinary dividend or divestiture (including a spin-off), exchange, or any other similar change in the corporate structure or capitalization of the Company affecting the Stock, or (b) any purchase, acquisition, sale or disposition of a significant amount of assets or a significant business, in each case with respect to the Company or any other entity whose performance is relevant to the achievement of any performance goal included in a performance award, the committee (or, if the Company is not the surviving corporation in any such transaction, a committee of the board of directors of the surviving corporation consisting solely of two or more “outside directors” within the meaning of Section 162(m)(4)(C)(i) of the Code) may, without the consent of any affected Participant, amend or modify the terms of any outstanding performance award that includes any performance goal based in whole or in part on the financial performance of the Company (or any Subsidiary or division thereof) or such other entity so as equitably to reflect such event, such that the criteria for evaluating such financial performance of the Company or such other entity (and the achievement of the corresponding performance goals) will be substantially the same (as determined by the Committee or the committee of the board of directors of the surviving corporation) following such event as prior to such event; provided, however, that any such change to any outstanding performance award pursuant to this Section 9.5(d) must be made in such a manner that it is independently determinable by a hypothetical third party having knowledge of the relevant facts, and the Committee shall take no action pursuant to this Section 9.5(d) which would constitute an impermissible exercise of discretion within the meaning of Section 162(m) of the Code, or would otherwise cause the Covered Award to not be deductible under Section 162(m) of the Code.

(5)                                  The maximum amount of a performance-based Stock Grant or Stock Unit Grant under this Section 9.5(d) for any calendar year shall not exceed $10,000,000 limit from Section 3.  This maximum amount may not be increased without shareholder approval if failure to obtain such approval could result in an award not being tax deductible to the Company.

(6)                                  The Committee does not have any authority to amend or modify the terms of any performance-based award under Section 9.5(d) in any manner that would impair its deductibility under Section 162(m) of the Code.

10.    NON-TRANSFERABILITY

10.1.        General Rule.  Except as provided in § 10.2, no Option, Stock Grant, Stock Unit Grant or Stock Appreciation Right shall be transferable by an Eligible Employee, Director or consultant other than by will or by the laws of descent and distribution, and any Option or Stock Appreciation Right shall be exercisable during an Eligible Employee’s, Director’s or consultant’s lifetime only by the Eligible Employee, Director or consultant.  The person or persons to whom an Option or Stock Grant or Stock Unit Grant or Stock Appreciation Right is transferred by will or by the laws of descent and distribution or pursuant to § 10.2, thereafter shall be treated as the Eligible Employee, Director or consultant.

10.2.        Transfers to Family Members.  An Option or Stock Grant, Stock Unit Grant or Stock Appreciation Right may be transferred by an Eligible Employee, Director or consultant to a “family member” (as defined for purposes of Form S-8 under the 1933 Act) of such Eligible Employee, Director or consultant or to a trust exclusively for the benefit of one or more of such family members of such Eligible Employee, Director or consultant; provided such transfer is made as a gift without consideration, and such transfer complies with applicable securities laws.

11.    SECURITIES REGISTRATION

As a condition to the receipt of shares of Stock under this Plan, the Eligible Employee, Director or consultant shall, if so requested by the Company, agree to hold such shares of Stock for investment and not with a view of resale or distribution to the public and, if so requested by the Company, shall deliver to the Company a written statement satisfactory to the Company to that effect.  Furthermore, if so requested by the Company, the Eligible Employee, Director or consultant shall make a written representation to the Company that he or she will not sell or offer for sale any of such Stock unless a registration statement shall be in effect with respect to such

Stock under the 1933 Act and any applicable state securities law or he or she shall have furnished to the Company an opinion in form and substance satisfactory to the Company of legal counsel satisfactory to the Company that such registration is not required.  Certificates or other evidence of ownership representing the Stock transferred upon the exercise of an Option or Stock Appreciation Right or upon the lapse of the forfeiture conditions, if any, on any Stock Grant may at the discretion of the Company bear a legend to the effect that such Stock has not been registered under the 1933 Act or any applicable state securities law and that such Stock cannot be sold or offered for sale in the absence of an effective registration statement as to such Stock under the 1933 Act and any applicable state securities law or an opinion in form and substance satisfactory to the Company of legal counsel satisfactory to the Company that such registration is not required.

12.    LIFE OF PLAN

No Option or Stock Appreciation Right shall be granted or Stock Grant or Stock Unit Grant made under this Plan on or after the earlier of:

(1)                                  the tenth anniversary of the effective date of this Plan (as determined under § 4), in which event this Plan otherwise thereafter shall continue in effect until all outstanding Options and Stock Appreciation Rights have been exercised in full or no longer are exercisable and all Stock issued under any Stock Grants under this Plan have been forfeited or have become non-forfeitable, or

(2)                                  the date on which all of the Stock reserved under § 3 has (as a result of the exercise of Options or Stock Appreciation Rights granted under this Plan or the satisfaction of the forfeiture conditions, if any, on Stock Grants)

been issued or no longer is available for use under this Plan, in which event this Plan also shall terminate on such date.

13.    ADJUSTMENT

13.1.        Capital Structure.  The grant caps described in § 3.4, the number, kind or class (or any combination thereof) of shares of Stock subject to outstanding Options and Stock Appreciation Rights granted under this Plan and the Option Price of such Options and the SAR Value of such Stock Appreciation Rights as well as the number, kind or class (or any combination thereof) of shares of Stock subject to outstanding Stock Grants and Stock Unit Grants made under this Plan shall be adjusted by the Committee in a reasonable and equitable manner to preserve immediately after

(a)                                  any equity restructuring or change in the capitalization of the Company, including, but not limited to, spin offs, stock dividends, large non-reoccurring dividends, rights offerings or stock splits, or

(b)                                 any other transaction described in § 424(a) of the Code which does not constitute a Change in Control of the Company the aggregate intrinsic value of each such outstanding Option, Stock Appreciation Right, Stock Grant and Stock Unit Grant immediately before such restructuring or recapitalization or other transaction.

13.2.        Available Shares.  If any adjustment is made with respect to any outstanding Option, Stock Appreciation Right, Stock Grant or Stock Unit Grant under § 13.1, then the Committee shall adjust the number, kind or class (or any combination thereof) of shares of Stock reserved under § 3.1 so that there is a sufficient number, kind and class of shares of Stock available for issuance pursuant to each such Option, Stock Appreciation Right, Stock Grant and

Stock Unit Grant as adjusted under § 13.1 without seeking the approval of the Company’s shareholders for such adjustment unless such approval is required under applicable law or the rules of the stock exchange on which shares of Stock are traded.  Furthermore, the Committee shall have the absolute discretion to further adjust such number, kind or class (or any combination thereof) of shares of Stock reserved under § 3.1 in light of any of the events described in § 13.1(a) and § 13.1(b) to the extent the Committee acting in good faith determines that a further adjustment would be appropriate and proper under the circumstances and in keeping with the purposes of this Plan without seeking the approval of the Company’s shareholders for such adjustment unless such approval is required under applicable law or the rules of the stock exchange on which shares of Stock are traded.

13.3.        Transactions Described in § 424 of the Code.  If there is a corporate transaction described in § 424(a) of the Code which does not constitute a Change in Control of the Company, the Committee as part of any such transaction shall have the right to make Stock Grants, Stock Unit Grants and Option and Stock Appreciation Right grants (without regard to any limitations set forth under 3.4 of this Plan) to effect the assumption of, or the substitution for, outstanding stock grants, stock unit grants and option and stock appreciation right grants previously made by any other corporation to the extent that such corporate transaction calls for such substitution or assumption of such outstanding stock grants, stock unit grants and stock option and stock appreciation right grants.  Furthermore, if the Committee makes any such grants as part of any such transaction, the Committee shall have the right to increase the number of shares of Stock available for issuance under § 3.1 by the number of shares of Stock subject to such grants without seeking the approval of the Company’s shareholders for such adjustment unless such approval is required under applicable law or the rules of the stock exchange on which shares of Stock are traded.

13.4.        Fractional Shares.  If any adjustment under this § 13 would create a fractional share of Stock or a right to acquire a fractional share of Stock under any Option, Stock Appreciation Right or Stock Grant, such fractional share shall be disregarded and the number of shares of Stock reserved under this Plan and the number subject to any Options or Stock Appreciation Right grants and Stock Grants shall be the next lower number of shares of Stock, rounding all fractions downward.  An adjustment made under this § 13 by the Committee shall be conclusive and binding on all affected persons.

14.    CHANGE IN CONTROL

If there is a Change in Control of the Company, then as of the Change Effective Date for such Change in Control any and all conditions to the exercise of all outstanding Options and Stock Appreciation Rights on such date and any and all outstanding issuance and forfeiture conditions on any Stock Grants and Stock Unit Grants on such date automatically shall be deemed 100% satisfied as of such Change Effective Date, and the Board shall have the right (to the extent expressly required as part of such transaction) to cancel such Options, Stock Appreciation Rights, Stock Grants and Stock Unit Grants after providing each Eligible Employee, Director and consultant a reasonable period to exercise his or her Options and Stock Appreciation Rights and to take such other action as necessary or appropriate to receive the Stock subject to any Stock Grants and the cash payable under any Stock Unit Grants; provided, if any issuance or forfeiture condition described in this § 14 relates to satisfying any performance goal and there is a target for such goal, then, subject to the limitations under Section 9.5(d), such issuance or forfeiture condition shall be deemed satisfied under this § 14 only to the extent of such target unless such target has been exceeded before the Change Effective Date, in which event such issuance or forfeiture condition shall be deemed satisfied to the extent such target had been so exceeded.

15.AMENDMENT OR TERMINATION

This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate; provided, however, (a) no amendment shall be made absent the approval of the shareholders of the Company to the extent such approval is required under applicable law or the rules of the stock exchange on which shares of Stock are listed and (b) no amendment shall be made to § 14 on or after the date of any Change in Control which might adversely affect any rights which otherwise would vest on the related Change Effective Date.  The Board also may suspend granting Options or Stock Appreciation Rights or making Stock Grants or Stock Unit Grants under this Plan at any time and may terminate this Plan at any time; provided, however, the Board shall not have the right unilaterally to modify, amend or cancel any Option or Stock Appreciation Right granted or Stock Grant made before such suspension or termination unless (1) the Eligible Employee, Director or consultant consents in writing to such modification, amendment or cancellation or (2) there is a dissolution or liquidation of the Company or a transaction described in § 13.1 or § 14.

16.MISCELLANEOUS

16.1.        Shareholder Rights.  No Eligible Employee, Director or consultant shall have any rights as a shareholder of the Company as a result of the grant of an Option or a Stock Appreciation Right pending the actual delivery of the Stock subject to such Option or Stock Appreciation Right to such Eligible Employee, Director or consultant.  An Eligible Employee’s,

Director’s or consultant’s rights as a shareholder in the shares of Stock which remain subject to forfeiture under § 9.2(b) shall be set forth in the related Stock Grant Certificate.

16.2.        No Contract of Employment.  The grant of an Option or a Stock Appreciation Right or a Stock Grant or Stock Unit Grant to an Eligible Employee, Director or consultant under this Plan shall not constitute a contract of employment or a right to continue to serve on the Board and shall not confer on an Eligible Employee, Director or consultant any rights upon his or her termination of employment or service in addition to those rights, if any, expressly set forth in this Plan or the related Option Certificate, Stock Appreciation Right Certificate, or Stock Grant Certificate.

16.3.        Withholding.  Each Option, Stock Appreciation Right, Stock Grant and Stock Unit Grant shall be made subject to the condition that the Eligible Employee, Director or consultant consents to whatever action the Committee directs to satisfy the minimum statutory federal and state tax withholding requirements, if any, which the Company determines are applicable to the exercise of such Option or Stock Appreciation Right or to the satisfaction of any forfeiture conditions with respect to Stock subject to a Stock Grant or Stock Unit Grant issued in the name of the Eligible Employee, Director or consultant.  No withholding shall be effected under this Plan which exceeds the minimum statutory federal and state withholding requirements.

16.4.        Construction.  All references to sections (§) are to sections (§) of this Plan unless otherwise indicated.  This Plan shall be construed under the laws of the State of Delaware.  Each term set forth in § 2 shall, unless otherwise stated, have the meaning set forth opposite such term for purposes of this Plan and, for purposes of such definitions, the singular shall include the plural and the plural shall include the singular.  Finally, if there is any conflict between the terms of this Plan and the terms of any Option Certificate, Stock Appreciation Right Certificate or Stock Grant Certificate, the terms of this Plan shall control.

16.5.        Other Conditions.  Each Option Certificate, Stock Appreciation Right Certificate or Stock Grant Certificate may require that an Eligible Employee, Director or consultant (as a condition to the exercise of an Option or a Stock Appreciation Right or the issuance of Stock subject to a Stock Grant) enter into any agreement or make such representations prepared by the Company, including (without limitation) any agreement which restricts the transfer of Stock acquired pursuant to the exercise of an Option or a Stock Appreciation Right or a Stock Grant or provides for the repurchase of such Stock by the Company.

16.6.        Rule 16b-3.  The Committee shall have the right to amend any Option, Stock Grant or Stock Appreciation Right to withhold or otherwise restrict the transfer of any Stock or cash under this Plan to an Eligible Employee, Director or consultant as the Committee deems appropriate in order to satisfy any condition or requirement under Rule 16b-3 to the extent Rule 16 of the 1934 Act might be applicable to such grant or transfer.

16.7.        Coordination with Employment Agreements and Other Agreements.  If the Company enters into an employment agreement or other agreement with an Eligible Employee, Director or consultant which expressly provides for the acceleration in vesting of an outstanding Option, Stock Appreciation Right, Stock Grant or Stock Unit Grant or for the extension of the deadline to exercise any rights under an outstanding Option, Stock Appreciation Right, Stock Grant or Stock Unit Grant, any such acceleration or extension shall be deemed effected pursuant to, and in accordance with, the terms of such outstanding Option, Stock Appreciation Right, Stock Grant or Stock Unit Grant and this Plan even if such employment agreement or other agreement is first effective after the date the outstanding Option or Stock Appreciation Right was granted or the Stock Grant or Stock Unit Grant was made; provided, however, no extension of the deadline to exercise any rights under an outstanding Option or Stock Appreciation Right shall be permitted to the extent such extension would cause the Option or Stock Appreciation Right to become subject to the requirements of Section 409A of the Code.